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                                                                    EXHIBIT 21.1



LIST OF SUBSIDIARIES

Name of  Subsidiary                                 Jurisdiction of Incorporation
--------------------                                -----------------------------
Cognitive Training Associates, Inc.                               Texas

Cooper & Associates, Inc.                                         Illinois

HTR, Inc.                                                         Delaware

UOL Leasing, Inc.                                                 Delaware